UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 17, 2007

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9901 Linn Station Road, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 394-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2007, Res-Care, Inc. announced that Patrick G. Kelley, 43, will join the company as president of its Community Services Group effective January 2, 2008.  The date of the appointment was December 17, 2007.

Mr. Kelley previously served as President of a division of The Rawlings Company, an insurance claims recovery company since April 2006.  Before taking that position, he was employed by ResCare for 19 years, most recently as Senior Vice President from 2003 to 2006 and Vice President of Operations of ResCare’s Central Region from 1999 to 2003.

Mr. Kelley will receive initial base compensation of $350,000 per year with an opportunity for cash incentives equal to 100% of base compensation.  Mr. Kelley will also receive a restricted stock grant of 5,000 shares of common stock and a performance-based stock grant equal to $100,000 of ResCare common stock.

A copy of the press release issued on December 18, 2007 to announce Mr. Kelley’s appointment is included as Exhibit 99.1 to this report.

Item 9.01               Financial Statements & Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated December 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: December 21, 2007	By	/s/ David W. Miles
David W. Miles
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Copy of press release issued by the Company on December 18, 2007.